Exhibit 99.1

         Fortune Brands Reports Strong Third Quarter Results

    DEERFIELD, Ill.--(BUSINESS WIRE)--Oct. 27, 2006--Fortune Brands, Inc. (NYSE: FO):

    --  Strong Sales Growth Across Consumer Categories Fuels 21st
        Consecutive Quarter of Double Digit Growth in EPS Before
        Charges/Gains

    --  Company Achieves 3rd Quarter Growth Goal, Reaffirms Target for
        Full Year

    Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands such as Moen, Jim Beam and Titleist, today reported strong growth in sales and earnings for the third quarter of 2006. Net sales increased 23% and diluted earnings per share from continuing operations increased 88%. Results benefited from sales growth for the company's home, spirits and golf brands, margin expansion for the company's enhanced spirits and wine portfolio, acquisitions, a lower effective tax rate, and lower one-time items. Excluding one-time items, diluted EPS from continuing operations increased 16% to $1.30.

    "Fortune Brands once again demonstrated the benefits of our breadth and balance across great consumer categories by delivering our 21st consecutive quarter of double-digit growth in earnings per share before charges/gains," said Norm Wesley, chairman and chief executive officer of Fortune Brands. "This was a very good quarter that achieved the EPS growth target we announced three months ago, as each of our three businesses performed in line with what we expected. We're continuing to outperform our categories with a sharp focus on organic growth and share-gain initiatives, including: successful new product innovations, high-impact marketing, expanded customer relationships, extending brands into adjacent markets, and growth in new international markets. Importantly, our expansion and organic growth in the high-return premium spirits and wine category is helping us offset the impact of a softening housing market."

    Broad-Based Sales Growth

    "Strong sales gains for leading brands across our portfolio - including our kitchen and bath cabinetry brands, Moen, Master Lock, Jim Beam, Sauza, Maker's Mark, Titleist and Cobra - fueled our third quarter performance," Wesley continued. "We said three months ago that we expected to see slower underlying growth for our home products brands in the second half of 2006, and we certainly saw that as the quarter progressed. Even as weakening new-home construction impacted sales of doors and windows, our home products brands generated low-single-digit comparable sales growth, driven by continued share gains in the kitchen and bath segment, our focus on consumer-oriented home products categories, plus our strength in the replace-and-remodel segment of the market.

    "At the same time, we drove strong profit growth and higher margins in spirits and wine, benefiting from a strong increase in worldwide case volumes and the synergy benefits of last year's acquisition. And golf sales grew 7% on strong gains for Titleist golf balls plus the timing of new Titleist and Cobra product introductions that drove golf club sales up double digits."

    For the third quarter, on a continuing operations basis:



-- Net income was $151 million, or $0.98 per diluted share, up 88% from $0.52 in the year-ago quarter.
     -- Comparisons benefited from lower one-time items in the current-year quarter (32 cents per diluted share) versus the prior-year period (60 cents per diluted share). After-tax charges in the current-year quarter were: $48 million (non-cash, 31 cents per diluted share) associated with required accounting for an increase in the value of V&S Group's minority interest in the company's spirits and wine business; and $2 million (1 cent per diluted share) related to restructuring initiatives in the home and hardware business.
-- Excluding the net charges in both the current and prior-year periods, EPS before charges/gains was $1.30, up 16% from $1.12 in the year-ago quarter.
     -- These results achieved the company's previously announced third-quarter target of double-digit growth in EPS before charges/gains.
--  Net sales were $2.22 billion, up 23%.
     -- On a comparable basis - assuming the company had owned acquired brands in the year-ago quarter, and excluding excise taxes - the company estimates total net sales for Fortune Brands would have risen in the range of 3-4% in constant currency.
--  Operating income was $379 million, up 29%.
--  Return on equity before charges/gains was 20%.
--  Return on invested capital before charges/gains was 10%.


    Establishing Target for Fourth Quarter, Reaffirming Target for
Full Year

    "Moving forward, our breadth and balance will continue to be a strategic advantage and stabilizing force for Fortune Brands, especially given our expectation of further softening in the market for our home products," Wesley said. "While we expect the softening housing environment will create challenging comparisons for our home products brands through the first half of 2007, we believe that we will continue to outperform the broader home products market. We're also confident that our enhanced premium position in the spirits and wine category, and our sustained leadership in golf, will help us offset softer home products results.

    "We're pleased with the year-to-date performance of all of our businesses and Fortune Brands remains on track to deliver very strong full-year results. For the fourth quarter, including the first-time impact of stock options expense, we're targeting EPS before charges/gains to grow at a high-single-digit to low-double-digit rate. For the full year 2006, we continue to expect that Fortune Brands will comfortably achieve our goal of double-digit growth in EPS before charges/gains."

    The company also announced that it is targeting free cash flow for 2006 in the range of $450-500 million after dividends and capital expenditures. The target continues to include approximately $50 million in net costs resulting from acquisition-related items and one-time credits that won't be repeated.

    About Fortune Brands

    Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Beam Global Spirits & Wine, Inc. is the company's spirits and wine business. Major spirits and wine brands include Jim Beam and Maker's Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks(TM) liqueurs, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    Forward-Looking Statements

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company's credit ratings; as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings.

    Use of Non-GAAP Financial Information

    This press release includes diluted earnings per share before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, comparable sales from home products brands, comparable net sales, and free cash flow, measures not derived in accordance with generally accepted accounting principles ("GAAP"). These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company's use of these measures, are presented in the attached pages.



                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
               (In millions, except per share amounts)
                             (Unaudited)

                                      Three Months Ended September 30,
                                      --------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ----------

 Net Sales                             $2,218.5   $1,801.6       23.1

       Cost of goods sold               1,198.4      986.3       21.5

       Excise taxes on spirits and
        wine                              111.6       85.9       29.9

       Advertising, selling, general
        and administrative expenses       513.3      418.7       22.6

       Amortization of intangibles         12.4        8.6       44.2

       Restructuring and
        restructuring-related items         3.3        7.6      (56.6)
                                      ---------- ---------- ----------

 Operating Income                         379.5      294.5       28.9
                                      ---------- ---------- ----------

       Interest expense                    85.6       52.1       64.3

       Other (income) expense, net         (9.8)      73.5     (113.3)


                                      ---------- ---------- ----------
 Income from Continuing Operations
  before income taxes and minority
  interests                               303.7      168.9       79.8
                                      ---------- ---------- ----------

       Income taxes                        99.0       86.3       14.7

       Minority interests                  53.4        3.3          -
                                      ---------- ---------- ----------

 Income from Continuing Operations        151.3       79.3       90.8
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       12.9          -
                                      ---------- ---------- ----------

 Net Income                              $151.3      $92.2       64.1
                                      ---------- ---------- ----------


 Earnings Per Common Share, Basic:
   Income from continuing operations       1.00       0.54       85.2
   Income from discontinued
    operations                                -       0.09          -
                                      ---------- ---------- ----------
   Net Income                              1.00       0.63       58.7
                                      ---------- ---------- ----------

 Earnings Per Common Share, Diluted:
   Income from continuing operations       0.98       0.52       88.5
   Income from discontinued
    operations                                -       0.09          -
                                      ---------- ---------- ----------
   Net Income                              0.98       0.61       60.7
                                      ---------- ---------- ----------

 Avg. Common Shares Outstanding
       Basic                              150.9      146.0        3.4
       Diluted                            154.5      151.1        2.3


                                      Nine Months Ended September 30,
                                      --------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ----------

 Net Sales                             $6,492.4   $5,102.2       27.2

       Cost of goods sold               3,462.7    2,782.8       24.4

       Excise taxes on spirits and
        wine                              336.0      222.0       51.4

       Advertising, selling, general
        and administrative expenses     1,526.7    1,206.2       26.6

       Amortization of intangibles         31.5       25.0       26.0

       Restructuring and
        restructuring-related items        15.5        7.6      103.9
                                      ---------- ---------- ----------

 Operating Income                       1,120.0      858.6       30.4
                                      ---------- ---------- ----------

       Interest expense                   247.9       91.3      171.5

       Other (income) expense, net        (29.9)      87.3     (134.2)


                                      ---------- ---------- ----------
 Income from Continuing Operations
  before income taxes and minority
  interests                               902.0      680.0       32.6
                                      ---------- ---------- ----------

       Income taxes                       267.3      262.0        2.0

       Minority interests                  62.2       12.3      405.7
                                      ---------- ---------- ----------

 Income from Continuing Operations        572.5      405.7       41.1
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       39.5          -
                                      ---------- ---------- ----------

 Net Income                              $572.5     $445.2       28.6
                                      ---------- ---------- ----------


 Earnings Per Common Share, Basic:
   Income from continuing operations       3.86       2.79       38.4
   Income from discontinued
    operations                                -       0.27          -
                                      ---------- ---------- ----------
   Net Income                              3.86       3.06       26.1
                                      ---------- ---------- ----------

 Earnings Per Common Share, Diluted:
   Income from continuing operations       3.76       2.70       39.3
   Income from discontinued
    operations                                -       0.26          -
                                      ---------- ---------- ----------
   Net Income                              3.76       2.96       27.0
                                      ---------- ---------- ----------

 Avg. Common Shares Outstanding
       Basic                              148.3      145.4        2.0
       Diluted                            152.1      150.4        1.1

 Actual Common Shares Outstanding
       Basic                              151.2      146.1        3.5
       Diluted                            155.0      151.1        2.6




                         FORTUNE BRANDS, INC.
               (In millions, except per share amounts)
                             (Unaudited)

 NET SALES AND OPERATING INCOME
-------------------------------------

                                      Three Months Ended September 30,
                                      --------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ----------
 Net Sales

       Home and Hardware               $1,265.7   $1,073.6       17.9

       Spirits and Wine                   655.0      449.6       45.7

       Golf                               297.8      278.4        7.0
                                      ---------- ---------- ----------

 Total                                 $2,218.5   $1,801.6       23.1
                                      ---------- ---------- ----------

 Operating Income

       Home and Hardware                 $197.5     $181.7        8.7

       Spirits and Wine                   170.6       95.8       78.1

       Golf                                30.3       28.6        5.9

       Corporate expenses                  18.9       11.6       62.9
                                      ---------- ---------- ----------

 Total                                   $379.5     $294.5       28.9
                                      ---------- ---------- ----------

 Operating Income Before Charges (a)

       Home and Hardware                 $200.8     $181.7       10.5

       Spirits and Wine                   170.6      103.4       65.0

       Golf                                30.3       28.6        5.9

 Less:
       Corporate expenses                  18.9       11.6       62.9
       Restructuring and
        restructuring-related items         3.3        7.6      (56.6)
                                      ---------- ---------- ----------

 Operating Income                        $379.5     $294.5       28.9
                                      ---------- ---------- ----------


    (a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.



FREE CASH FLOW
--------------------------

                                      Three Months Ended September 30,
                                      --------------------------------
                                           2006            2005
                                      --------------- ----------------

 Free Cash Flow (b)                           $331.0           $169.3

    Add:

    Net Capital
     Expenditures                                1.9             49.3

    Dividends Paid                              58.9             52.7
                                      --------------- ----------------

 Cash Flow From Operations                    $391.8           $271.3
                                      --------------- ----------------


    (b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders.

    Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

    (c) Assumes current $1.56 dividend rate and basic shares outstanding on September 30, 2006.



 NET SALES AND OPERATING INCOME
-------------------------------------

                                      Nine Months Ended September 30,
                                      --------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ----------

 Net Sales

       Home and Hardware               $3,491.9   $3,025.0       15.4

       Spirits and Wine                 1,904.7    1,013.0       88.0

       Golf                             1,095.8    1,064.2        3.0
                                      ---------- ---------- ----------

 Total                                 $6,492.4   $5,102.2       27.2
                                      ---------- ---------- ----------

 Operating Income

       Home and Hardware                 $547.2     $485.5       12.7

       Spirits and Wine                   456.1      243.0       87.7

       Golf                               170.8      177.9       (4.0)

       Corporate expenses                  54.1       47.8       13.2
                                      ---------- ---------- ----------

 Total                                 $1,120.0     $858.6       30.4
                                      ---------- ---------- ----------

 Operating Income Before Charges (a)

       Home and Hardware                 $559.7     $485.5       15.3

       Spirits and Wine                   459.1      250.6       83.2

       Golf                               170.8      177.9       (4.0)

 Less:
       Corporate expenses                  54.1       47.8       13.2
       Restructuring and
        restructuring-related items        15.5        7.6      103.9
                                      ---------- ---------- ----------
 Operating Income                      $1,120.0     $858.6       30.4
                                      ---------- ---------- ----------


    (a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.



 FREE CASH FLOW
--------------------------
                                       Nine Months Ended September 30,
                                       -------------------------------
                                            2006            2005
                                       --------------- ---------------

 Free Cash Flow (b)                            $349.4          $305.0

    Add:


    Net Capital
     Expenditures                                89.4           150.3

    Dividends Paid                              164.7           148.8
                                       --------------- ---------------

 Cash Flow From Operations                     $603.5          $604.1
                                       --------------- ---------------




                                                       2006 Full Year
                                                       ---------------
                                                       Targeted Range
                                                       ---------------


 Free Cash Flow (b)                                          $450-500

    Add:

    Net Capital
     Expenditures                                             200-225

    Dividends Paid                                             225 (c)
                                                       ---------------

 Cash Flow From Operations                                   $875-950
                                                       ---------------


    (b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders.

    Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

    (c) Assumes current $1.56 dividend rate and basic shares outstanding on September 30, 2006.

    EPS BEFORE CHARGES/GAINS ON A CONTINUING OPERATIONS BASIS

    EPS Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and one-time items.

    For the third quarter of 2006, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding $3.3 million ($2.1 million after tax) of restructuring and restructuring-related items and a $47.8 million ($47.8 million after tax) non-cash charge associated with the required accounting for an increase in the value of V&S Group's minority interest in our Beam Global Spirits & Wines business. For the nine-month period ended September 30, 2006, EPS Before Charges/Gains excludes $15.5 million ($9.8 million after tax) of restructuring and restructuring-related items, the $47.8 million minority interest charge, currency mark-to-market expense of $2.8 million and $38.2 million of tax-related credits principally associated with the favorable conclusion of the IRS review of our 2002-2003 tax returns and routine state tax audits.

    For the third quarter of 2005, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per-share basis excluding the $7.6 million ($4.9 million after tax) restructuring and acquisition-related items, currency hedging program costs of $4.7 million ($3.0 million after tax) and currency hedge accounting expense of $82.7 million ($82.7 million after tax). For the nine-month period ended September 30, 2005, EPS Before Charges/Gains excludes the $7.6 million ($4.9 million after tax) restructuring and acquisition-related items, currency hedging program costs of $33.0 million ($21.1 million after tax), currency hedge accounting expense of $87.9 million ($87.9 million after tax) and $7.7 million in a tax-related credit.

    EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.



                                      Three Months Ended September 30,
                                      --------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ----------


  Continuing Operations - Income
   Before Charges/Gains                  $201.2     $169.9       18.4
                                      ---------- ---------- ----------

  Earnings Per Common Share - Basic

  Income from Continuing Operations
   Before Charges/Gains                    1.33       1.16       14.7
       Minority Interest charge           (0.32)         -          -
       Net acquisition currency hedge
        costs                                 -      (0.59)     100.0
        Restructuring and
         restructuring-related items      (0.01)     (0.03)      66.7

  Income from Continuing Operations        1.00       0.54       85.2
                                      ---------- ---------- ----------

  Income from Discontinued Operations         -       0.09     (100.0)
                                      ---------- ---------- ----------

  Net Income                               1.00       0.63       58.7
                                      ---------- ---------- ----------

 Earnings Per Common Share - Diluted

  Income from Continuing Operations
   Before Charges/Gains                    1.30       1.12       16.1
        Minority Interest charge          (0.31)         -          -
        Net acquisition currency
         hedge costs                          -      (0.57)     100.0
        Restructuring and
         restructuring-related items      (0.01)     (0.03)      66.7

  Income from Continuing Operations        0.98       0.52       88.5
                                      ---------- ---------- ----------

  Income from Discontinued Operations         -       0.09     (100.0)
                                      ---------- ---------- ----------

  Net Income                               0.98       0.61       60.7
                                      ---------- ---------- ----------

                                      Nine Months Ended September 30,
                                      --------------------------------
                                        2006       2005     % Change
                                      ---------- ---------- ----------


 Continuing Operations - Income
  Before Charges/Gains                   $594.7     $511.9      $16.2
                                      ---------- ---------- ----------

 Earnings Per Common Share - Basic

 Income from Continuing Operations
  Before Charges/Gains                     4.01       3.52       13.9
       Minority Interest charge           (0.32)         -          -
       Tax-related credits                 0.26       0.05      420.0
       Net acquisition currency hedge
        costs                                 -      (0.75)     100.0
       Currency mark-to-market
        expense                           (0.02)         -          -
       Restructuring and
        restructuring-related items       (0.07)     (0.03)    (133.3)

 Income from Continuing Operations         3.86       2.79       38.4
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       0.27     (100.0)
                                      ---------- ---------- ----------

 Net Income                                3.86       3.06       26.1
                                      ---------- ---------- ----------

 Earnings Per Common Share - Diluted


 Income from Continuing Operations
  Before Charges/Gains                     3.91       3.40       15.0
       Minority Interest charge           (0.31)         -          -
       Tax-related credits                 0.25       0.05      400.0
       Net acquisition currency hedge
        costs                                 -      (0.72)     100.0
       Currency mark-to-market
        expense                           (0.02)         -          -
       Restructuring and
        restructuring-related items       (0.07)     (0.03)    (133.3)

 Income from Continuing Operations         3.76       2.70       39.3
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       0.26     (100.0)
                                      ---------- ---------- ----------

 Net Income                                3.76       2.96       27.0
                                      ---------- ---------- ----------




                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                            (In millions)
                             (Unaudited)

                                           September 30, December 31,
                                               2006         2005 1)
                                           ------------- -------------

Assets
  Current assets
      Cash and cash equivalents                  $218.5         $93.6
      Accounts receivable, net                  1,267.4       1,115.6
      Inventories                               2,111.3       1,663.1
      Other current assets                        382.0         320.4
                                           ------------- -------------
           Total current assets                 3,979.2       3,192.7

       Property, plant and equipment, net       1,926.1       1,679.6
       Intangibles resulting from business
        acquisitions, net                       8,251.2       6,880.5
       Other assets                               399.0       1,448.7
                                           ------------- -------------
           Total assets                       $14,555.5     $13,201.5
                                           ------------- -------------


Liabilities and Stockholders' Equity
  Current liabilities
     Short-term debt                             $767.0        $637.2
     Current portion of long-term debt            301.0         296.9
     Other current liabilities                  1,845.8       1,883.8
                                           ------------- -------------
           Total current liabilities            2,913.8       2,817.9

     Long-term debt                             5,037.8       4,889.9
     Other long-term liabilities                1,617.3       1,473.3
     Minority interests                           561.4         374.8
                                           ------------- -------------
           Total liabilities                   10,130.3       9,555.9

     Stockholders' equity                       4,425.2       3,645.6
                                           ------------- -------------

           Total liabilities and
            stockholders' equity              $14,555.5     $13,201.5
                                           ------------- -------------


    1) 2005 line items reflect FIN 46 (R) accounting for the Spirits & Wine acquisition.

    RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

    The company recorded pre-tax restructuring and restructuring-related items of $3.3 million ($2.1 million after tax) and $15.5 million ($9.8 million after tax) in the three-month and nine-month periods ended September 30, 2006. The charges principally relate to supply chain initiatives in the Home and Hardware segment and to the integration of the Spirits and Wine acquisition.



                            Three Months Ended September 30, 2006
                           (In millions, except per share amounts)
                        ----------------------------------------------

                                      Restructuring-Related
                                              Items
                                      ---------------------
                                       Cost of
                                        Sales     SG & A
                        Restructuring   Charges    Charges    Total
                        ------------- ---------- ---------- ----------

    Home and Hardware           $1.9       $1.0       $0.4       $3.3
    Spirits and Wine               -          -          -          -
                        ------------- ---------- ---------- ----------
          Total                 $1.9       $1.0       $0.4       $3.3
                        ------------- ---------- ---------- ----------


Income tax benefit                                                1.2
                                                            ----------
Net charge                                                       $2.1
                                                            ----------
Charge per common share
    Basic                                                       $0.01
    Diluted                                                     $0.01
                                                            ----------


                             Nine Months Ended September 30, 2006
                           (In millions, except per share amounts)
                        ----------------------------------------------

                                      Restructuring-Related
                                              Items
                                      ---------------------
                                       Cost of
                                        Sales     SG & A
                        Restructuring   Charges    Charges    Total
                        ------------- ---------- ---------- ----------

    Home and Hardware           $6.0       $5.7       $0.8      $12.5
    Spirits and Wine            (0.1)         -        3.1        3.0
                        ------------- ---------- ---------- ----------
          Total                 $5.9       $5.7       $3.9      $15.5
                        ------------- ---------- ---------- ----------

Income tax benefit                                                5.7
                                                            ----------
Net charge                                                       $9.8
                                                            ----------
Charge per common share
    Basic                                                       $0.07
    Diluted                                                     $0.07
                                                            ----------


    RECONCILIATION OF 2006 COMPARABLE SALES TO GAAP

    For the third quarter of 2006, Home & Hardware's Comparable Sales grew at a low-single-digit rate. On a GAAP basis, Home & Hardware's Net Sales grew at a double-digit rate.

    For the third quarter of 2006, Comparable Sales for Fortune Brands grew an estimated 3-4%. On a GAAP basis, Fortune Brands' Net Sales grew at a double-digit rate.

    Comparable Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits & wine excise taxes and duties and the net sales from divested entities. Comparable Sales also includes net sales from acquisitions for the comparable prior-year period.

    Comparable Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

    RECONCILIATION OF 2006 EARNINGS GROWTH TARGETS TO GAAP

    For the fourth quarter of 2006, including stock options expense, the company is targeting Diluted EPS Before Charges/Gains to grow at a high-single-digit to low-double-digit rate. On a GAAP basis, the company is targeting Diluted EPS from Continuing Operations to grow at a double-digit rate, benefiting from lower charges in 2006.

    For the full year, the company is targeting Diluted EPS Before Charges/Gains to grow at a double-digit rate. On a GAAP basis, the company is targeting Diluted EPS from Continuing Operations to grow at a strong-double-digit rate, benefiting from lower net charges in 2006.



                         FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income From Continuing Operations
                         Before Charges/Gains
                   to ROE based on GAAP Net Income
                          September 30, 2006
                         Amounts in millions
                             (Unaudited)



                Rolling twelve months
                   Net Income From                  ROE based on Net
                 Continuing Operations                 Income From
                 Before Charges/Gains                  Continuing
                    less Preferred                  Operations Before
                       Dividends         Equity       Charges/Gains
                ----------------------  ---------  -------------------

 Fortune Brands                $777.8 / $3,941.1 =               19.7%




                Rolling twelve months
                 GAAP Net Income less              ROE based on GAAP
                  Preferred Dividends    Equity         Net Income
                ----------------------  ---------  -------------------

 Fortune Brands                $747.9 / $3,906.8 =               19.1%


    Return on Equity - or ROE - Before Charges/Gains is net income from continuing operations less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding any restructuring and non-recurring items.



                         FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income From Continuing Operations
                                Before
            Charges/Gains to ROIC based on GAAP Net Income
                          September 30, 2006
                         Amounts in millions
                             (Unaudited)



                                                   ROIC based on Net
                Rolling twelve months                  Income From
                   Net Income From                     Continuing
                 Continuing Operations                  Operations
                 Before Charges/Gains   Invested         Before
                 plus Interest Expense   Capital      Charges/Gains
                ----------------------  ---------  -------------------

 Fortune Brands                $981.2 / $9,994.6 =                9.8%



                Rolling twelve months
                 GAAP Net Income plus   Invested   ROIC based on GAAP
                   Interest Expense      Capital        Net Income
                ----------------------  ---------  -------------------

 Fortune Brands                $950.4 / $9,959.2 =                9.5%


    Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any restructuring and non-recurring items.

    ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

    CONTACT: Fortune Brands, Inc.
             Media Relations:
             Clarkson Hine, 847-484-4415
             or
             Investor Relations:
             Tony Diaz, 847-484-4410